                                                                 Exhibit (e)(2)

                                                       Platinum Investor(R) VIP
                                              Variable Universal Life Insurance
                                                       Supplemental Application

The United States Life Insurance Company in the City of New York, ("USL")
A member company of American International Group, Inc.
Home Office: 830 Third Avenue, New York, NY 10022 . Administrative Center: P.O. Box 4880, Houston, TX 77210-4880
(This supplement must accompany the appropriate application for life insurance.)

NOTICE: The amount or the duration of the Death Benefit Proceeds and the Accumulation Value provided by the policy when based on the investment experience of a Separate Account, are variable, may increase or decrease, and not guaranteed as to the fixed dollar amount. Upon the owner's written request, USL will provide an illustration of the benefits and values of the policy, including the Death Benefits and the Accumulation Values.

The supplement and the application will be attached to and made a part of the policy.

Applicant Information -- Supplement to the application on the life of


  ----------------------------------  ---------------------------------------
  Name of proposed insured            Date of application for life insurance

Initial Allocation Percentages

Investment Options In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                                         PREMIUM   DEDUCTION
                                                        ALLOCATION ALLOCATION
                                                        ---------- ----------
(242) USL Declared Fixed Interest Account                 ______%    ______%

AIM Variable Insurance Funds

(340/390-G) AIM V.I. International Growth*                ______%    ______%

The Alger American Fund

(342/392-G) Alger American Leveraged AllCap               ______%    ______%
(341/391-G) Alger American MidCap Growth                  ______%    ______%

American Century Variable Portfolios, Inc.

(343/393-G) VP Value                                      ______%    ______%

Credit Suisse Trust

(344/394-G) Small Cap Core I                              ______%    ______%

Fidelity Variable Insurance Products

(348/398-G) VIP Asset Manager                             ______%    ______%
(347/397-G) VIP Contrafund                                ______%    ______%
(345/395-G) VIP Equity-Income                             ______%    ______%
(350/400-G) VIP Freedom 2020                              ______%    ______%
(351/401-G) VIP Freedom 2025                              ______%    ______%
(352/402-G) VIP Freedom 2030                              ______%    ______%
(346/396-G) VIP Growth                                    ______%    ______%
(349/399-G) VIP Mid Cap                                   ______%    ______%

Franklin Templeton Variable Insurance Products Trust

(356/406-G) VIP Franklin Small Cap Value Securities*      ______%    ______%
(353/403-G) VIP Franklin U.S. Government                  ______%    ______%
(354/404-G) VIP Mutual Shares Securities                  ______%    ______%
(355/405-G) VIP Templeton Foreign Securities*             ______%    ______%

Janus Aspen Series

(357/407-G) International Growth*                         ______%    ______%
(358/408-G) Mid Cap Growth                                ______%    ______%

MFS Variable Insurance Trust

(360/410-G) MFS VIT New Discovery*                        ______%    ______%
(359/409-G) MFS VIT Research                              ______%    ______%

Neuberger Berman Advisers Management Trust

(361/411-G)AMT Mid-Cap Growth                             ______%    ______%

Oppenheimer Variable Account Funds

(362/412-G) Oppenheimer Balanced                          ______%    ______%
(363/413-G) Oppenheimer
Global Securities*                                        ______%    ______%

PIMCO Variable Insurance Trust

(367/417-G) PIMCO VIT
CommodityRealReturn Strategy*                             ______%    ______%
(365/415-G) PIMCO VIT Real Return                         ______%    ______%
(364/414-G) PIMCO VIT Short-Term                          ______%    ______%
(366/416-G) PIMCO VIT Total Return                        ______%    ______%

Pioneer Variable Contracts Trust

(368/418-G) Pioneer Mid Cap Value VCT                     ______%    ______%

Putnam Variable Trust

(369/419-G) Putnam VT Diversified Income                  ______%    ______%
(370/420-G) Putnam VT Int'l
Growth and Income*                                        ______%    ______%

SunAmerica Series Trust

(372/422-G) ST Aggressive Growth                          ______%    ______%
(371/421-G) ST Balanced                                   ______%    ______%

VALIC Company I

(373/423-G) International Equities*                       ______%    ______%
(374/424-G) Mid Cap Index                                 ______%    ______%
(375/425-G) Money Market I                                ______%    ______%
(376/426-G)Nasdaq-100 Index                               ______%    ______%
(379/429-G) Science & Technology                          ______%    ______%
(378/428-G) Small Cap Index*                              ______%    ______%
(377/427-G) Stock Index                                   ______%    ______%

Van Kampen Life Investment Trust

(382/432-G) LIT Grow thand Income                         ______%    ______%

Vanguard Variable Insurance Fund

(380/430-G) VIF High Yield Bond                           ______%    ______%
(381/431-G) VIF REIT Index                                ______%    ______%

Other:__________________________                          ______%    ______%
                                                             100%       100%
--------
* If you select the Guaranteed Minimum Withdrawal Benefit (GMWB) Rider this investment option is designated as a Restricted Fund.

 AGLC101859-NY                   Page 1 of 4

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Dollar Cost Averaging (DCA)

Dollar Cost     ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred from any one
Averaging (DCA) investment option and directed to one or more of the investment options below. The USL Declared Fixed
                Interest Account is not available for DCA. Please refer to the prospectus for more information on the
                DCA option.

                NOTE: DCA is not available if the Automatic Rebalancing option or GMWB Rider has been chosen.

                Day of the month for transfers:                        (Choose a day of the month between 1-28.)
                -----------------------------------------------------  --------------------------------------------------

                Frequency of transfers:  [ ]Monthly  [ ]Quarterly   [ ]Semiannually   [ ]Annually
                ---------------------------------------------------------------------------------------------------------

                DCA to be made from the following investment option:
                ---------------------------------------------------------------------------------------------------------

                Transfer $                                             ($100 MINIMUM, WHOLE DOLLARS ONLY)
                -----------------------------------------------------  --------------------------------------------------

AIM Variable Insurance Funds

(340) AIM V.I. International Growth                                    $_____

The Alger American Fund

(342) Alger American Leveraged AllCap                                  $_____
(341) Alger American MidCap Growth                                     $_____

American Century Variable Portfolios, Inc.

(343) VP Value                                                         $_____

Credit Suisse Trust

(344) Small Cap Core I                                                 $_____

Fidelity Variable Insurance Products

(348) VIP Asset Manager                                                $_____
(347) VIP Contrafund                                                   $_____
(345) VIP Equity-Income                                                $_____
(350) VIP Freedom 2020                                                 $_____
(351) VIP Freedom 2025                                                 $_____
(352) VIP Freedom 2030                                                 $_____
(346) VIP Growth                                                       $_____
(349) VIP Mid Cap                                                      $_____

Franklin Templeton Variable Insurance Products Trust

(356) VIP Franklin Small Cap Value Securities                          $_____
(353) VIP Franklin U.S. Government                                     $_____
(354) VIP Mutual Shares Securities                                     $_____
(355) VIP Templeton Foreign Securities                                 $_____

Janus Aspen Series

(357) International Growth                                             $_____
(358) Mid Cap Growth                                                   $_____

MFS Variable Insurance Trust

(360) MFS VIT New Discovery                                            $_____
(359) MFS VIT Research                                                 $_____

Neuberger Berman Advisers Management Trust

(361) AMT Mid-Cap Growth                                               $_____

Oppenheimer Variable Account Funds

(362) Oppenheimer Balanced                                             $_____
(363) Oppenheimer Global Securities                                    $_____

PIMCO Variable Insurance Trust

(367) PIMCO VIT CommodityRealReturn Strategy                           $_____
(365) PIMCO VIT Real Return                                            $_____
(364) PIMCO VIT Short-Term                                             $_____
(366) PIMCO VIT Total Return                                           $_____

Pioneer Variable Contracts Trust

(368) Pioneer Mid Cap Value VCT                                        $_____

Putnam Variable Trust

(369) Putnam VT Diversified Income                                     $_____
(370) Putnam VT Int'l Growth and Income                                $_____

SunAmerica Series Trust

(372) ST Aggressive Growth                                             $_____
(371) ST Balanced                                                      $_____

VALIC Company 1

(373) International Equities                                           $_____
(374) Mid Cap Index                                                    $_____
(375) Money Market 1                                                   $_____
(376) Nasdaq-100 Index                                                 $_____
(379) Science & Technology                                             $_____
(378) Small Cap Index                                                  $_____
(377) Stock Index                                                      $_____

Van Kampen Life Investment Trust

(382) LIT Growth and Income                                            $_____

Vanguard Variable Insurance Fund

(380) VIF High Yield Bond                                              $_____
(381) VIF REIT Index                                                   $_____

Other:____________________________                                     $_____

Automatic Rebalancing

Automatic   ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically rebalanced based
Rebalancing on the premium percentages designated on Page 1 of this form. If the USL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

            Check Here for Automatic Rebalancing Frequency:       [ ]Quarterly       [ ]Semiannually       [ ]Annually

            NOTE: Automatic Rebalancing is not available if the DCA option has been chosen. Automatic Rebalancing is required if the GMWB Rider has been selected.

 AGLC101859-NY                   Page 2 of 4

Modified Endowment Contract

Contract      If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded.
              [ ] YES  [ ] NO

Authorization for Transactions

Initial       I (or we, if Joint Owners), hereby authorize USL to act on e-service instructions, if elected,
appropriate   to transfer values among the variable divisions and the USL Declared Fixed Interest Account
box here:     and to change allocations for future premium payments and monthly deductions given by:

              [ ] Policy Owner(s) -- if Joint Owners, either of us acting independently.

              [ ] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent USL and the firm authorized to service my policy.

              USL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon e-service instructions received and acted on in good faith, including losses due to e-service communication errors. USL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to an e-service instruction, I will notify USL in writing within five working days from receipt of confirmation of the transaction from USL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by USL at its home office.

Suitability

All questions 1. Have you, the Proposed Insured or Owner (if different), received the variable
must be          universal life insurance policy prospectus and the investment choices brochure
answered.        describing the investment options?                                                  [ ]yes [ ]no

              2. Do you understand and acknowledge:

                  a. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED
                     ACCOUNTS WHICH MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
                     PROSPECTUSES FOR THE POLICY AND THE UNDERLYING ACCOUNTS?                        [ ]yes [ ]no

                  b. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE
                     SEGREGATED ACCOUNTS MAY VARY: AND                                               [ ]yes [ ]no

                       (1) ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY, THE
                           U.S. GOVERNMENT OR ANY STATE GOVERNMENT?                                  [ ]yes [ ]no

                       (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR
                           ANY OTHER AGENCY, FEDERAL OR STATE?                                       [ ]yes [ ]no

                  c. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN
                     THE USL DECLARED FIXED INTEREST ACCOUNT?                                        [ ]yes [ ]no

                  d. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO
                     ALLOW FOR THE ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                [ ]yes [ ]no

                  e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE,
                     DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                 [ ]yes [ ]no

                  f. THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
                     EXPERIENCE OF THE SEPARATE ACCOUNT, THE USL DECLARED FIXED INTEREST
                     ACCOUNT ACCUMULATION, AND CERTAIN EXPENSE DEDUCTIONS?                           [ ]yes [ ]no

              3. Do you believe the Policy you selected meets your insurance and investment
                 objectives and your anticipated financial needs?                                    [ ]yes [ ]no

 AGLC101859-NY                   Page 3 of 4

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Electronic Delivery Consent

       The United States Life Insurance Company in the City of New York ("USL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

       This consent authorizes USL, with respect to USL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

       .  Contract prospectuses and supplements

       .  Investment option prospectuses and supplements

       .  Statements of additional information

       .  Annual and semi-annual investment option reports

       This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The United States Life Insurance Company in the City of New York, P.O. Box 4880, Houston, Texas 77210-4880, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

       In order to participate in this delivery method you must have access to the following:

       .  A personal computer with CD-ROM hardware and software

       . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent,

       .  Communication access to the Internet.

       Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

       We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

       Your e-mail address will be used solely for USL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

       By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

       I consent to receive electronic delivery of the documents specified above.


       ------------------------   ---------------------------------------
       Signature of Owner         Please provide your e-mail address

       If you prefer CD-ROM Delivery, please check here[ ]

Signatures

Signatures Signed at (city, state)
           --------------------------------------------------------------------


           Print name of Broker/Dealer
           --------------------------------------------------------------------


           X Registered representative     State license #     Date
           ---------------------------     -----------------   -----------------


           X Primary proposed insured                          Date
           -------------------------------------------------   -----------------


           X Owner                                             Date
           -------------------------------------------------   -----------------
           (If different from Proposed Insured)


           X Joint Owner                                       Date
           -------------------------------------------------   -----------------
           (If applicable)

 AGLC101859-NY                   Page 4 of 4